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                                                                   EXHIBIT 10(o)












  Grossman's Inc. 1993 Key Employee Stock Option Plan, dated April 27, 1993.





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                                GROSSMAN'S INC.

                      1993 Key Employee Stock Option Plan


1.   Purpose

          The Grossman's Inc. 1993 Key Employee Stock Option Plan (the "Plan") is intended to provide incentives and rewards to selected employees of Grossman's Inc. (the "Corporation") and its subsidiaries who are not executive officers, but whose performance is critical to the Corporation's success, by providing them with opportunities to purchase stock in the Corporation pursuant to options ("Options") which are not "incentive stock options" under section 422 of the Internal Revenue Code of 1986, as amended
(the "Code").

2.   Administration

          The board of directors of the Corporation (the "Board") shall appoint an officer or director (or a committee of officers or directors) of the Corporation to administer the Plan (such officer, director or committee shall hereinafter be referred to as the "Administrator"). If the Board does not appoint an Administrator, the Corporation's Chief Executive Officer shall be the Administrator.

          The Administrator shall have the authority, subject to the terms of the Plan, to determine the employees to whom Options shall be granted, the number of shares to be covered by each Option, the purchase price of the stock covered by each Option, the time or times at which Options shall be granted, the time or times at which and the terms and conditions upon which Options shall become exercisable, and the terms and provisions of the instruments by which Options shall be evidenced. The Administrator shall also have the authority to interpret the Plan, to establish such rules and regulations not inconsistent with the terms of the Plan as it deems necessary or appropriate for the administration of the Plan and to make all determinations necessary or advisable for the administration of the Plan. With the consent of employees to whom Options have been granted, the Board or any committee thereof designated by the Board (the "Committee") may grant replacement Options, which may be at a lower exercise price, in substitution for outstanding Options and to cancel such outstanding options.




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          No member of the Board or the Committee nor the
individual or individuals serving as the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

3.   Eligibility

          Options may be granted only to key employees of the Corporation or any of its subsidiaries, including, without limitation, store management personnel, administrative and professional staff and merchandising managers, selected by the Administrator. No executive officer of the Corporation (within the meaning of Section 16(a) of the Securities Exchange Act of 1934, as amended), shall be eligible to receive Options under the Plan. Unless otherwise determined by the Board or the Committee, no employee of the Corporation or any of its subsidiaries who has received an option grant under any other option plan maintained by the Corporation shall thereafter be eligible to receive any Options hereunder. Granting an Option to an employee shall neither entitle such employee to, nor disqualify him from, participation in any other grant of Options or in any other incentive plan or give him any right to, or disqualify him from receiving, any additional Option grants under the Plan.

4.   Stock

          The stock as to which Options may be granted is the Corporation's Common Stock ("Stock"). When Options are exercised the Corporation may either issue unissued Stock or transfer issued Stock held in its treasury. The total amount of Stock of the Corporation which may be issued upon the exercise of Options granted under the Plan shall not exceed 600,000 shares. Any shares of Stock subject to an option which is forfeited due to termination of employment or which otherwise lapses without being exercised shall again be available for grant hereunder.

5.   Granting of Options

          Unless otherwise determined by the Board or the Committee, no employee shall receive Options under the Plan with respect to more than 5,000 shares of Stock and Options for not more than 300,000 shares shall be granted in any calendar year. The date of grant of an Option under the Plan will be the date on which the Option is awarded by Administrator, unless a later date is specified by the Administrator at the time of the award with respect to all or any portion of such award.

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6.   Terms and Conditions of Options

          Options shall be evidenced by instruments in such form as the Administrator may from time to time approve. Such instruments shall conform to the following terms and conditions:

          (a) Option Price. The Option price per share shall be not less than the fair market value of a share of Stock on the day the Option is granted. For purposes of this Plan, fair market value of a share of Stock shall mean the closing price of a share on NASDAQ on the relevant date.

          (b) Term of Options. Each Option shall expire no later than the tenth anniversary of the date of its grant.

          (c) Exercisability. Each Option shall become exercisable immediately or in one or more installments at such time or times or upon the satisfaction of such conditions as may be determined by the Administrator and provided in the instrument evidencing the Option. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option.

          An Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

          (d)  Payment.  Each instrument evidencing an
     Option shall provide for the terms of payment of the Option price. In accordance with the terms of such instrument, an employee may purchase Stock upon exercise of the Option for cash or Stock. If Stock is used as whole or partial payment of the Option price, such Stock shall be valued at its fair market value on the date of exercise.

          (e) Termination of Employment. If an employee to whom or for whose benefit an Option is granted ceases to be employed by the Corporation or any subsidiary other than by reason of death, no further installments of his Options will become exercisable, and his Options shall terminate after the passage of three months from the date of termination of his employment (or such shorter or longer period as may be approved by the Administrator and provided in the instrument evidencing the option), except in the case of termination due to a disability within the meaning of section 22(e)(3) of

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     the Code, in which case his Options shall terminate
     after the passage of one year from the date of termination of his employment, but in any event not later than thier specified expiration dates. Whether authorized leave of absence or absence on military or governmental service may constitute employment for the purposes of the Plan shall be conclusively determined by the Administrator.

          (f) Death. If an employee to whom an Option is granted dies, such Option may be exercised, to the extent of the number of shares with respect to which the employee could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the Option or the first anniversary of the employee's death. On the earlier of such dates, the Option shall terminate.

          (g) Assignability. Unless otherwise determined by the Board or the Committee, no Option shall be assignable or transferable by the employee to whom an Option is granted except by will or by the laws of descent and distribution, and during the lifetime of the employee each Option shall be exercisable only by him. At the request of an employee, stock purchased on exercise of an Option may be issued in or transferred into the name of the employee and another person jointly with the right of survivorship.

          (h) Withholding. The Corporation's obligation to deliver stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

          Instruments evidencing Options may contain such other provisions, not inconsistent with the Plan, as the Administrator deems advisable. Among these provisions may be a provision under which the Corporation, in the discretion of the Board or the Committee, shall have the right, in lieu of delivering any or all Stock as to which the Option has been exercised, to elect instead to pay the employee an amount in cash or Stock equal to the difference between the fair market value of such Stock on the date of exercise and the option exercise price that would otherwise be payable by the employee to acquire such Stock.




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7.   Capital Adjustments

          The number and purchase price of shares covered by each Option and the total number of shares that may be sold under the Plan shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Board or the Committee, any stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, or other similar transaction of the Corporation. Such adjustment may take the form of a grant of either a substitute option, an additional option, or a change in the number or purchase price of the shares of stock subject to an Option. To the extent deemed equitable and appropriate by the Board or the Committee, subject to any required action by stockholders, in any other merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the stock and other property which a holder of the Stock covered by the Option would have been entitled to receive in connection with such event.

8.   Indemnification

          In addition to such other rights of indemnification as he may have by reason of his position with the Corporation, each member of the Board or the Committee and each and every individual serving as the Administrator shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding a Board or Committee member shall notify the Corporation in writing, giving the Corporation an opportun-ity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf.

9.   Term and Amendment of the Plan

          The Plan has been adopted by the Board on April 27, 1993. The Board or the Committee may terminate or amend the Plan in any respect at any time, except that no action of the Board or the Committee may alter or impair an employee's rights under any outstanding Option without his con-sent. The


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Administrator may amend the Plan at any time provided that such amendment does not (a) materially increase the cost of the Plan to the Corporation, (b) increase the number of shares authorized for issuance under this Plan, (c) reduce the exercise price at which an Option may be granted below that established under Section 6(a), (d) increase the maximum number of shares that may be purchased by any employee pursuant to Options granted under the Plan or (e) conflict with or violate any applicable provision of Federal, state or local law. 10.
Use of Proceeds
          Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation. Shares of Stock tendered upon the exercise of Options granted under the Plan shall become treasury shares of the Corporation.





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